Exhibit 99 (a)

For Release:7:30 a.m. EST, Thursday, Jan. 17, 2002 Note to Editors: This press release is distributed in an effort to ensure full disclosure of topics expected to be discussed by management at a meeting with security analysts today	CONTACT:	Steve Gaut (248) 813-2946 Brad Jackson (248) 813-2626

DELPHI REPORTS ONGOING EARNINGS OF $55 MILLION ON

REVENUES OF $6.4 BILLION IN Q4

Company Takes Impairment Charge Relating To Portfolio Actions;
Strong Operating Cash Flow of $276 Million in Q4

     TROY, Mich. — Delphi Automotive Systems (NYSE: DPH) today announced fourth-quarter and 2001 calendar-year financial results that demonstrated sustained progress on the company’s plan to reduce its breakeven point and transform its portfolio to high-tech, higher margin products and services.

     “In the fourth quarter of 2001, we continued to take action to differentiate our performance from the remainder of the automotive supplier segment,” said J.T. Battenberg III, chairman, CEO and president, Delphi Automotive Systems. “While faced with declining customer production levels, recessionary economics and the impact of extraordinary national events, we’ve steadily implemented our strategies to transform our company by streamlining our portfolio, rationalizing excess capacity and reducing operating costs.”

     Net income for the quarter totaled $55 million, or $0.10 per share (excluding a $255 million, or $186 million after-tax impairment charge resulting from Delphi’s decision to divest its generator business and to reflect permanent declines in the value of offshore investments, a venture in Argentina and a venture in Brazil) matching industry analysts’ estimates as reported on Thomson First Call. On a GAAP basis, which does not exclude the impact of special charges, Delphi reported a net loss of $131 million during the quarter.

     Delphi achieved fourth-quarter sales of $6.4 billion, down 8 percent from the same quarter last year due to softer year-over-year customer production levels and planned portfolio actions. Sales to non-GM customers were $2.1 billion, or 33 percent, during the quarter. Chief Financial Officer and Executive Vice President Alan S. Dawes said the company experienced stable, but lower, customer production schedules despite zero percent financing and other

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retail incentives offered by automakers during the quarter, as the automakers continued to sell out of their existing inventories.

     Fourth-quarter cash flow was strong at $276 million, enabling the company to continue its aggressive portfolio restructuring efforts. “Cash flow continues to be a strength for Delphi, particularly as we realize the benefits of ongoing operating improvements and aggressive steps to manage working capital,” said Dawes.

2001 Financial Performance

     For 2001, Delphi’s sales were $26.1 billion, down $3 billion from 2000, as a result of softer customer production volumes, the elimination of non-performing and non-core businesses, and unfavorable currency exchange. Sales to customers other than General Motors were 32 percent of total sales, or $8.5 billion. GM remained Delphi’s largest customer in 2001 on sales of $17.6 billion.

     The company earned $220 million in net income (excluding a $404 million after-tax restructuring charge in Q1 and a $186 million after-tax impairment charge in Q4). Total cash flow for 2001 was $851 million, which enabled Delphi to complete restructuring actions, including employee separation programs, facility closures and portfolio transformation activity. Delphi made strategic acquisitions and focused capital investments in its growth businesses, including the acquisition of Eaton’s Vehicle Switch/Electronics Division, Specialty Electronics Inc., and Automotive Technical Resources Inc. (ATRi).

     Dawes said that Delphi also made progress during 2001 in reducing its breakeven point in all areas of the company. During a time when annual sales fell 10.5 percent, Delphi’s aggressive actions reduced sales, general and administrative (SG&A) expenses by 14.3 percent from 2000.

     “Our decisive action to appropriately size the organization and manufacturing flexibility enabled us to respond quickly to unusual industry circumstances and erratic customer production schedules early in the year,” said Dawes. “We believe our ongoing implementation of the Delphi Manufacturing System and its lean principles along with Quality Network activities not only eliminated waste, reduced costs and improved quality, but also enabled us to be an agile organization as we dealt with a highly volatile year.”

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2001 Highlights
Key technology launches

•	Delphi launched its Multec DCR 1400 common rail diesel system in Europe, supplying Ford, Renault, PSA and Hyundai-Kia.

•	Delphi’s innovative QUADRASTEER™ four-wheel steering system was launched on the GMC Sierra Denali and announced on the GMC Sierra Extended Cab and Chevrolet Silverado.

•	Delphi’s Mobile MultiMedia business unit experienced 16 percent growth in 2001, including: the launch of satellite digital audio radio with GM and DaimlerChrysler, telematics business wins with several Asian automakers, and the launch of Delphi’s Communiport® Integrated Navigation Radio on the Cadillac CTS and Toyota Matrix.

•	Delphi was named a key development and systems supplier for the Segway™ Human Transporter (HT), a self-balancing electric-powered personal transportation machine. Delphi supplies the directional control electronics, circuit boards and selected user interface components for the innovative new unit.

Delphi Portfolio Streamlining and Rationalization

     As reviewed in December 2001, Delphi’s plans to address $4-5 billion of under-performing businesses and company restructuring are well underway.

     As previously indicated, Delphi signed a non-binding letter of intent with Delco Remy International to divest the $500 million global generator business. This transaction is expected to be completed during Q1 2002, subject to normal anti-trust, union, customer and due diligence reviews. In connection with an expected loss on the sale of the generator business, Delphi booked an asset impairment charge of $125 million after-tax in the fourth quarter of 2001.

     During 2001, Delphi announced a restructuring plan to close nine plants, consolidate operations at more than 40 other facilities and reduce the global workforce by 11,500 positions. Delphi is on track to complete these actions by the end of March 2002. To date, the company has already closed seven of the nine plants and reduced the global workforce by 10,100, the majority through mutual separation programs. Total cash used to complete restructuring actions during 2001 was $343 million.

     In addition to the restructuring activities noted above, Delphi continued its transformation and streamlining activities in the fourth quarter of 2001 and announced the closure of its Desio, Italy facility; closed its Kent, Wash. facility; exited axle business operations at the Jambeiro,

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Brazil facility; terminated a joint venture with NSK do Brazil; and sold its Liteflex global composite spring business.

     For 2002, Delphi continues to make progress on portfolio, workforce and capacity streamlining initiatives. The company is facing excess capacity in its North American automotive battery operations due to declining volume requirements for 2002. Delphi anticipates addressing this situation by consolidating the equivalent of one North American battery manufacturing plant by the end of Q3 2002.

     Delphi expects to continue to restructure its European operations during 2002 through site consolidation and manufacturing footprint optimization. These plans were initiated in 2001, and will impact up to 12 sites in Western Europe with likely future plant rationalization announcements in 2002.

     Additionally, in 2002 Delphi expects to finalize plans to reduce its global salaried workforce, beyond the levels anticipated upon completion of the March 2001 restructuring plan, by 1,400 additional positions through voluntary incentive separation initiatives, consisting of incentive retirement programs, career transition programs and other methods.

     “These new actions, combined with the positive earnings impact of all the portfolio and restructuring actions implemented in 2001, will continue to strengthen our ongoing earnings power. These steps will further position Delphi to capitalize on future industry recovery,” said Dawes.

Q1 2002 Outlook

     Delphi is forecasting Q1 2002 global sales of $6.6 to 6.7 billion, up slightly from $6.5 billion in Q1 2001, reflecting the level of customer production schedules offset by the impact of divestitures.

     For Q1 2002, Delphi expects to earn net income of $110 to 130 million, improved from a loss of $25 million in Q1 2001, excluding special charges. As indicated above, and in December, Delphi expects an after-tax charge of $100 million to $150 million, likely in Q1, to cover these 2002 restructuring actions. Operating cash flow is expected to be between $50 million and $150 million during the quarter.

     “At the anticipated Q1 2002 earnings level, we will demonstrate sustained progress in reducing our breakeven point. We have established a decisive plan to address the portfolio, operate at lean levels and continually improve performance. We believe we have made steady

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progress, in spite of extraordinary industry dynamics, and we intend to continue to maintain this improvement campaign throughout 2002,” said Dawes.

     Delphi reported its guidance for 2002 in December 2001. The material summarizing this guidance — sales of 25.5 billion, net income (excluding a $100 million to $150 million after-tax charge) of $275 million and operating cash flow of $800 million — remains available on the Investor Relations site of www.delphiauto.com.

About Delphi

     For more information about Delphi Automotive Systems, visit Delphi’s Virtual Press Room at www.delphiauto.com/VPR.

Editor’s Note: Delphi Chairman, CEO and President J.T. Battenberg III and Chief Financial Officer Alan S. Dawes will co-host a media and security analyst conference call to discuss Delphi’s earnings beginning at 11:00 a.m EST today. To participate in the call, dial (212) 346-0230 and asked to be connected to the Delphi Automotive Systems conference call. The briefing will also be simultaneously webcast and may also be accessed through the Investor Relations page of www.delphiauto.com. A replay of the webcast will be available in the audio archive section of the site through Jan. 24, 2002.

Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us or on our behalf. Delphi and its representatives may periodically make written or oral statements that are “forward-looking,” including statements included in this press release and our filings with the Securities and Exchange Commission and in reports to our stockholders. All statements which address operating performance, events or developments that we expect or anticipate may occur in the future (including statements relating to future sales or earnings expectations, savings expected as a result of global restructuring or other initiatives, portfolio restructuring plans, volume growth, awarded sales contracts and earnings per share expectations or statements expressing general optimism about future operating results) are forward-looking statements. These statements are made on the basis of management’s views and assumptions; as a result, there can be no assurance that management’s expectations will necessarily come to pass. Principal important factors, risks and uncertainties which may cause actual results to differ from those expressed in forward-looking statements set forth in this release include: our ability to increase non-GM sales and achieve the labor benefits expected from our separation from GM; our ability to retain GM business; our ability to successfully implement our global restructuring plans and our planned 2002 portfolio restructuring, including with respect to our thermal business; our ability to enter into definitive agreements to sell our generator and instrumentation businesses and make satisfactory arrangements with respect to anti-trust matters, the labor force, customers of such businesses and other due diligence matters; changes in the economic conditions or political environment in the markets in which we operate; currency exchange rate fluctuations; financial or market declines of our customers or significant business partners; labor disruptions or material shortages; the level of competition in the automotive industry; significant downturns in the automobile production rate; costs relating to legal and administrative proceedings; changes in laws or regulations pertaining to the automotive industry; our ability to realize cost savings expected to offset price reductions; our ability to

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make pension and other post-retirement payments at levels anticipated by management; our ability to successfully exit non-performing businesses and absorb contingent liabilities related to divestitures; potential increases in our warranty costs; our ability to protect and assert patent and other intellectual property rights; our ability to provide high quality products at competitive prices, to develop new products to meet changing consumer preferences and to meet changing vehicle manufacturers supply requirements on a timely, cost effective basis; the impact of possible terrorist attacks which could exacerbate other risks to our business, such as slowed automobile production or interruptions in the transportation system; and other factors, risks and uncertainties discussed in the Delphi Automotive Systems Corporation Annual Report on Form 10-K for the year ended December 31, 2000 and other filings with the Securities and Exchange Commission. Delphi does not intend or assume any obligation to update any of these forward-looking statements.

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HIGHLIGHTS (PRO FORMA RESULTS)

Year ended December 31, 2001 vs. year ended December 31, 2000 comparison.

See footnotes below for an explanation of adjustments to our GAAP operating results, applied in determination of our pro forma results.

	Year Ended
	December 31,

	2001			2000

	(in millions, except per share amounts)
Net sales:
General Motors	$17,624			$20,665
Other customers	8,464			8,474

Total net sales	26,088			29,139
Less operating expenses:
Cost of sales, excluding items listed below	23,078	(1)		24,744
Selling, general and administrative	1,470			1,715
Depreciation and amortization	1,022	(1	)(2)	936	(2)

Operating income	518	(1)		1,744	(3)
Less interest expense	222			183
Other income, net	48	(1)		157

Income before income taxes	344	(1)		1,718	(3)
Less income tax expense	124	(1)		624	(3)

Net income	$220	(1	)(2)	$1,094	(2	)(3)

Gross margin	11.5%	(1)		15.1%
Operating income margin	2.0%	(1)		6.0%	(3)
Net income margin	0.8%	(1)		3.8%	(3)
Basic earnings per share, 560 million and 561 million shares
outstanding, respectively, in 2001 and 2000	$0.39	(1	)(2)	$1.95	(2	)(3)

Diluted earnings per share, 565 million and 564 million shares outstanding, respectively, in 2001 and 2000	$0.39	(1	)(2)	$1.94	(2	)(3)

(1)	Excludes the first quarter restructuring and impairment charges of $617 million ($404 million after-tax) and the fourth quarter product line and venture impairment and other charges of $255 million ($186 million after-tax). Including these charges, cost of sales was $23,216 million, depreciation and amortization was $1,150 million, operating loss was $284 million, other income (expense), net was $(22) million, income tax benefit was $158 million, net loss was $370 million, and basic and diluted loss per share was $0.66.

(2)	Includes amortization of goodwill of $35 million ($28 million after-tax) for 2001 and $31 million ($26 million after-tax) for 2000. Excluding the charges in 2001 discussed in (1) above, the non-cash charge in 2000 discussed in (3) below and goodwill amortization, pro forma net income was $248 million and $1,120 million for 2001 and 2000, respectively, pro forma basic earnings per share was $0.44 and $2.00 for 2001 and 2000, respectively, and pro forma diluted earnings per share was $0.44 and $1.99 for 2001 and 2000, respectively.

(3)	Excludes the impact of a one-time, non-cash charge of $51 million ($32 million after-tax) resulting from acquisition-related in-process research and development. Including the $51 million charge, net income was $1,062 million, basic earnings per share was $1.89, and diluted earnings per share was $1.88.

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HIGHLIGHTS (PRO FORMA RESULTS)

Three months ended December 31, 2001 vs. three months ended
December 31, 2000 comparison.

See footnotes below for an explanation of adjustments to our GAAP operating results, applied in determination of our pro forma results.

	Three Months Ended
	December 31,

	2001			2000

	(in millions, except per share amounts)
Net sales:
General Motors	$4,296			$4,821
Other customers	2,084			2,088

Total net sales	6,380			6,909
Less operating expenses:
Cost of sales, excluding items listed below	5,613	(1)		5,919
Selling, general and administrative	381			426
Depreciation and amortization	254	(1	)(2)	250	(2)

Operating income	132	(1)		314
Less interest expense	53			56
Other income, net	7	(1)		41

Income before income taxes	86	(1)		299
Less income tax expense	31	(1)		99

Net income	$55	(1	)(2)	$200	(2)

Gross margin	12.0%	(1)		14.3%
Operating income margin	2.1%	(1)		4.5%
Net income margin	0.9%	(1)		2.9%
Basic and diluted earning per share, 560 million and
563 million outstanding in 2001 and 560 million and
561 million shares outstanding in 2000	$0.10	(1	)(2)	$0.36	(2)

(1)	Excludes the impact of $255 million ($186 million after-tax) of product line and venture impairment and other charges. Including these charges, cost of sales was $5,751 million, depreciation and amortization was $319 million, operating loss was $71 million, other income (expense), net was $(45) million, income tax benefit was $38 million, net loss was $131 million, and basic and diluted loss per share was $0.23.

(2)	Includes amortization of goodwill in the amount of $11 million ($9 million after-tax) and $4 million ($3 million after-tax) for the three months ended December 31, 2001 and 2000, respectively. Excluding the charges discussed in (1) above and goodwill amortization, pro forma net income was $64 million and $203 million for the three months ended December 31, 2001 and 2000, respectively, pro forma basic earnings per share was $0.11 and $0.36 for the three months ended December 31, 2001 and 2000, respectively and pro forma diluted earnings per shares was $0.11 and $0.36 for the three months ended December 31, 2001 and 2000, respectively.

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HIGHLIGHTS (PRO FORMA RESULTS)

Sector financial results

See footnotes below for an explanation of adjustments to our GAAP operating results, applied in determination of our pro forma results.

Sector	Year Ended December 31,

				2001		2000
	2001	2000	Operating			Operating
	Sales	Sales	Income (Loss)			Income (Loss)

	(in millions)
Electronics & Mobile Communication
Mobile MultiMedia	$373	$322	$(33)			$(23)
Other Electronics & Mobile Communication	4,445	5,022	316	(1	)(2)	493

Total	4,818	5,344	283	(1	)(2)	470
Safety, Thermal & Electrical Architecture	9,028	9,934	351	(1)		668
Dynamics & Propulsion	12,630	14,225	(30)	(1	)(2)	677 (3)
Other	(388)	(364)	(86)	(1)		(71)

Total	$26,088	$29,139	$518	(1	)(2)	$1,744 (3)

Sector	Three Months Ended December 31,

				2001	2000
	2001	2000	Operating		Operating
	Sales	Sales	Income (Loss)		Income (Loss)

	(in millions)
Electronics & Mobile Communication
Mobile MultiMedia	$85	$118	$(13)		$(5)
Other Electronics & Mobile Communication	1,086	1,172	69	(2)	84

Total	1,171	1,290	56	(2)	79
Safety, Thermal & Electrical Architecture	2,218	2,367	115		129
Dynamics & Propulsion	3,079	3,347	(21)	(2)	145
Other	(88)	(95)	(18)		(39)

Total	$6,380	$6,909	$132	(2)	$314

(1)	Excludes the first quarter 2001 restructuring and asset impairment charges of $78 million for Electronics & Mobile Communication, $214 million for Safety, Thermal & Electrical Architecture, $280 million for Dynamics & Propulsion and $27 million for Other.

(2)	Excludes fourth quarter product line impairment and other charges of $9 million for Electronics & Mobile Communication and $194 million for Dynamics & Propulsion.

(3)	Excludes the first quarter 2000, one-time, non-cash charge of $51 million resulting from acquisition-related in-process research and development for Dynamics & Propulsion.

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HIGHLIGHTS (PRO FORMA RESULTS)

Year ended December 31, 2001 liquidity and capital resources

See footnotes below for an explanation of adjustments to our GAAP operating results, applied in determination of our pro forma results.

BALANCE SHEET DATA:
(in millions)

	December 31,		December 31,
	2001		2000

Cash and cash equivalents	$757		$760
Debt	3,353		3,182

Net liquidity	$(2,596)		$(2,422)

Total stockholders’ equity	$2,312	(1)	$3,766

RECONCILIATION OF 2001 NET LIQUIDITY:
(in millions)

Net liquidity at December 31, 2000			$(2,422)
Net income	220	(2)
Depreciation and amortization	1,022	(2)
Capital expenditures	(1,057)
Other, net	666	(2)

Operating cash flow less capital expenditures			851	(2)
Cash paid for acquisitions, net of cash acquired			(276)
Amounts paid to GM for separation related liabilities			(205)
Pension and OPEB payments			(39)
Cash paid for restructuring			(343)	(3)
Dividends and other non-operating			(162)

Net liquidity at December 31, 2001			$(2,596)

(1)	Reflecting a pension charge to equity of $830 million after-tax. Excluding this pension charge, stockholders’equity would be $3,142.

(2)	Excludes the impact of the first and fourth quarter restructuring, product line and venture impairment and other charges of $617 million ($404 million after-tax) and $255 million ($186 million after-tax), respectively.

(3)	Total cash outflows associated with the restructuring are expected to be $463 million, of which $343 million was paid in 2001.

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HIGHLIGHTS (PRO FORMA RESULTS)

Three months ended December 31, 2001 liquidity and capital resources

See footnotes below for an explanation of adjustments to our GAAP operating results, applied in determination of our pro forma results.

BALANCE SHEET DATA:
(in millions)

	December 31,		September 30,
	2001		2001

Cash and cash equivalents	$757		$758
Debt	3,353		3,515

Net liquidity	$(2,596)		$(2,757)

Total stockholders’ equity	$2,312	(1)	$3,287

RECONCILIATION OF FOURTH QUARTER 2001 NET LIQUIDITY:
(in millions)

Net liquidity at September 30, 2001			$(2,757)
Net income	$55	(2)
Depreciation and amortization	254	(2)
Capital expenditures	(323)
Other, net	290	(2)

Operating cash flow less capital expenditures			276	(2)
Cash paid for acquisitions, net of cash acquired			37
Amounts paid to GM for separation related liabilities			(30)
Pension and OPEB payments			(17)
Cash paid for restructuring			(93)	(3)
Dividends and other non-operating			(12)

Net liquidity at December 31, 2001			$(2,596)

(1)	Reflecting a pension charge to equity of $830 million after-tax. Excluding this pension charge, stockholders’ equity would be $3,142.

(2)	Excludes the impact of $255 million ($186 million after-tax) of product line and venture impairment and other charges.

(3)	Total cash outflows associated with the restructuring are expected to be $463 million, of which $93 million was paid in the three months ended December 31, 2001.

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CONSOLIDATED STATEMENTS OF INCOME (1)

	Year Ended December 31,

	2001	2000

	(in millions, except per share
	amounts)

Net sales:
General Motors and affiliates	$17,624	$20,665
Other customers	8,464	8,474

Total net sales	26,088	29,139

Operating expenses:
Cost of sales, excluding items listed below	23,216	24,744
Selling, general and administrative	1,470	1,715
Depreciation and amortization	1,150	936
Restructuring	536	—
Acquisition-related in-process research and development	—	51

Total operating expenses	26,372	27,446

Operating income (loss)	(284)	1,693
Less interest expense	222	183
Other income (expense), net	(22)	157

Income (loss) before income taxes	(528)	1,667
Income tax expense (benefit)	(158)	605

Net income (loss)	$(370)	$1,062

Earnings (loss) per share
Basic	$(0.66)	$1.89

Diluted	$(0.66)	$1.88

(1)	Prepared in accordance with generally accepted accounting principles in the United States.

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CONSOLIDATED BALANCE SHEETS (1)

	December 31,

	2001	2000

	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$757	$760
Accounts receivable, net:
General Motors and affiliates	2,829	3,308
Other customers	1,778	2,050
Inventories, net	1,621	1,707
Deferred income taxes	319	569
Prepaid expenses and other	194	209

Total current assets	7,498	8,603
Long-term assets:
Property, net	5,724	5,718
Deferred income taxes	3,152	2,043
Other	2,228	2,157

Total assets	$18,602	$18,521

LIABILITIES AND STOCKHOLDERS’
EQUITY
Current liabilities:
Notes payable and current portion of
long-term debt	$1,270	$1,559
Accounts payable	2,779	2,871
Restructuring obligations	121	—
Accrued liabilities	1,680	1,813

Total current liabilities	5,850	6,243
Long-term liabilities:
Long-term debt	2,083	1,623
Postretirement benefits other than pensions	4,702	4,573
Pension benefits	2,146	590
Other	1,509	1,726

Total liabilities	16,290	14,755

Stockholders’ equity:
Common stock, $0.01 par value, 1,350 million
shares authorized, 565 million shares issued in
2001 and 2000	6	6
Additional paid-in capital	2,450	2,450
Retained earnings	1,343	1,869
Minimum pension liability	(830)	—
Accumulated other comprehensive income,
excluding minimum pension liability	(567)	(463)
Treasury stock, at cost	(90)	(96)

Total stockholders’ equity	2,312	3,766

Total liabilities and stockholders’ equity	$18,602	$18,521

(1)	Prepared in accordance with generally accepted accounting principles in the United States.

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CONSOLIDATED STATEMENTS OF CASH FLOWS (1)

	Year Ended
	December 31,

	2001	2000

	(in millions)
Cash flows from operating activities:
Net income (loss)	$(370)	$1,062
Adjustments to reconcile net income (loss) to net
cash provided by operating activities:
Depreciation and amortization, excluding
amortization of goodwill	1,115	905
Amortization of goodwill	35	31
Deferred income taxes	(356)	406
Venture impairments	74	—
Restructuring	536	—
Acquisition-related in-process research and
development	—	51
Changes in operating assets and liabilities:
Accounts receivable, net	810	238
Inventories, net	118	172
Prepaid expenses and other	39	(82)
Accounts payable	(113)	(314)
Restructuring obligations	(343)	—
Accrued liabilities	(176)	(2,091)
Other long-term liabilities	81	(25)
Other	(90)	(85)

Net cash provided by operating activities	1,360	268

Cash flows from investing activities:
Capital expenditures	(1,057)	(1,272)
Cost of acquisitions, net of cash acquired	(276)	(897)
Other	(20)	115

Net cash used in investing activities	(1,353)	(2,054)

Cash flows from financing activities:
Net proceeds from (payments of) borrowings under
credit facilities and other debt	(335)	1,410
Net proceeds from issuance of debt securities	498	—
Dividend payments	(156)	(157)
Issuance (purchase) of treasury stock	6	(64)
Other	—	(95)

Net cash provided by financing activities	13	1,094

Effect of exchange rate fluctuations on cash and cash
equivalents	(23)	(94)

Decrease in cash and cash equivalents	(3)	(786)
Cash and cash equivalents at beginning of year	760	1,546

Cash and cash equivalents at end of year	$757	$760

(1)	Prepared in accordance with generally accepted accounting principles in the United States.

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